UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: October 27, 2003

                       LEGEND INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-32551                 23-3067904
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)


        2000 Hamilton Street, #520, Philadelphia, Pennsylvania 19130-3883
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (215) 893-3662















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       Item 5.       Other Events and Regulation FD Disclosure.

       Legend International Holdings, Inc. reports that its common stock has been cleared for trading on the OTC Bulletin Board (OTCBB) by NASD Regulation, Inc. under the ticker symbol "LGDI". The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LEGEND INTERNATIONAL HOLDINGS, INC.


October 27, 2003                           By:   /s/ Michael Tay
                                                 ---------------------------
                                                 Michael Tay
                                                 President and CEO